EXHIBIT (99.2)

ITEM 7 INFORMATION

5,596,000 of the shares of Class A Common Stock, par value $0.001 per share (“Common Stock”), of Tiptree Financial Inc. (the “Company”) reported herein were received by indirect subsidiaries of ProSight Global Holdings Ltd. (“ProSight Global”) on August 5, 2014 in exchange for their limited partnership interests in Tiptree Financial Partners, LP.  ProSight Investment LLC (“ProSight Investment”) and ProSight Parallel Investment LLC (“ProSight Parallel Investment”) are shareholders of ProSight Global. ProSight Equity Management Inc. (“ProSight Equity”) is the manager of ProSight Investment and ProSight Parallel Investment. GS Capital Partners VI Fund, L.P. (“GS Capital VI”), GS Capital Partners VI Offshore Fund, L.P. (“GS Capital VI Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany VI”), GS Capital Partners VI Parallel, L.P. (“GS Capital VI Parallel”), GSCP VI Parallel ProSight, L.L.C. (“GS Capital VI Parallel ProSight” and together with GS Capital VI, GS Capital VI Offshore, GS Germany VI and GS Capital VI Parallel, the “Funds”) own ProSight Investment and ProSight Parallel Investment.

Each of (i) GS Capital VI and its general partner, GSCP VI Advisors, L.L.C. (“GSCP VI Advisors”), (ii) GS Capital VI Offshore and its general partner, GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisors”), (iii) GS Capital VI Parallel and its general partner, GS Advisors VI, L.L.C. (“GS Advisors”), (iv) GS Germany VI and its general partner, Goldman, Sachs Management GP GMBH (“GS GmbH”), and (v) GS Capital VI Parallel ProSight may be deemed to beneficially own indirectly the 5,596,000 shares of Common Stock held by indirect subsidiaries of  ProSight Global.

For purposes of Rule 13d-3(a) and Rule 16a-1(a) only (and not for any other applicable purpose), The Goldman Sachs Group, Inc. (“GS Group”) and Goldman, Sachs & Co. (“Goldman Sachs”) may be deemed to beneficially own indirectly all of the 5,596,000 shares of Common Stock held by indirect subsidiaries of ProSight Global  because (i) the Funds own ProSight Investment and ProSight Parallel Investment, (ii) GS Advisors, GSCP VI Advisors, GSCP VI Offshore Advisors and GS GmbH are affiliates of GS Group and Goldman Sachs, (iii) Goldman Sachs is the investment manager of certain of the Funds, and (iv) of the relationship between ProSight Equity and Goldman Sachs.  Goldman Sachs is a wholly-owned subsidiary of GS Group.